_______________________________________________________________


              SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549
                          _________

                          FORM 8-K

                       CURRENT REPORT


          Pursuant to Section 13 or 15(d) of the

             Securities Exchange Act of 1934


             Date of Report:  August 17, 1999
            (Date of earliest event reported)


              JOHN DEERE CAPITAL CORPORATION
     (Exact name of registrant as specified in charter)

                          DELAWARE
         (State or other jurisdiction of incorporation)

                           1-6458
                  (Commission File Number)

                         36-2386361
              (IRS Employer Identification No.)

                          Suite 600
                First Interstate Bank Building
                     1 East First Street
                     Reno, Nevada  89501
      (Address of principal executive offices and zip code)

                       (702) 786-5527
      (Registrant's telephone number, including area code)

             _______________________________________
(Former name or former address, if changed since last report.)

_______________________________________________________________

Item 5.    Other Information Events.

    John Deere Capital Corporation's net income was $50.2 million in the third quarter and $124.1 million for the first nine months of 1999, compared with $39.9 million and $103.4 million for the same periods last year. The 1999 third quarter and year-to-date results benefited from higher gains on the sale of retail notes, the sale of the yacht retail note portfolio and related intangibles, and higher income on a 6 percent increase in the average balance of receivables and leases financed during the first nine months.

    Net receivables and leases financed by John Deere Capital Corporation were $7.170 billion at July 31, 1999, compared with $6.952 billion one year ago. The increase resulted from acquisitions exceeding collections during the last 12 months and the consolidation of the portfolio of its subsidiary, John Deere Credit Limited in Gloucester, England, due to the acquisition of a controlling interest in 1999. This increase was partially offset by the previously mentioned retail note sales during the same period. Net receivables and leases administered, which include receivables previously sold, were $9.391 billion at July 31, 1999, compared with $8.381 billion at July 31, 1998.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits

              (99)   Press release and additional
                     information of Deere & Company.

                          Signature


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.



                                JOHN DEERE CAPITAL CORPORATION



                                By:    /s/ Michael A. Harring
                                       _________________________
                                       Michael A. Harring,
                                       Secretary


Dated:  August 17, 1999

                        Exhibit Index




Number and Description of Exhibit


(99) Press release and additional information of Deere & Company (Incorporated by reference to Deere & Company Current Report on Form 8-K dated August 17, 1999, file number 1-4121).